SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement ☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

POWER OF THE DREAM VENTURES, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

POWER OF THE DREAM VENTURES, INC.

1095 Budapest, Soroksari ut 94-96, Hungary

DEFINITIVE INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of Power of the Dream Ventures, Inc. (the “Company”) to inform shareholders of the Company of certain actions adopted by the Board and approved by shareholders holding a majority in interest of the voting power of the Company. This Information Statement will be mailed on approximately December 29, 2011 to shareholders of record of the Company’s Common Stock as of October 26, 2011 (“Record Date”).  Specifically, this Information Statement relates to the creation of a class of Series A Preferred stock of the Company through filing an amendment (the “Amendment”) to the Company’s Certificate of Incorporation.  A copy of the Amendment is attached to this Information Statement as Exhibit A.

On October 26, 2011, the Board of Directors of the Company approved an equity exchange agreement (the “Exchange Agreement”) between the Company and each of Messrs. Viktor Rozsnyay (“Rozsnyay”) and Daniel Kun, Jr. (“Kun”).  Mr. Rozsnyay is President, CEO and Chairman of the Board of Directors of the Company and Mr. Kun is its Vice-President.   A copy of the Exchange Agreement is attached to this Information Statement as Exhibit B.  Each Exchange Agreement is identical and provides in summary form as follows: each of Messrs. Rozsnyay and Kun will deliver twelve million (12,000,000) shares of their shares of common stock (respectively, the “Rozsnyay Shares” and the “Kun Shares” and together the “Exchange Shares”) of the Company to the Company for cancellation immediately. The Exchange Agreement provides that the Exchange Shares so delivered will be returned to the treasury of the Company as unauthorized shares of common stock and will become available for subsequent issuance by the Company from time to time.  In return for the surrender of the Exchange Shares, the Company will issue and deliver two million (2,000,000) restricted shares of a new class of Series A Preferred shares (the “Series A Preferred”) at the time of filing of the Amendment with the Secretary of State of the State of Delaware and having the characteristics described below. The Exchange Agreement provided that if the Series A Preferred shares are not authorized, issued and delivered to Messrs. Rozsnyay and Kun within 60 days from October 26, 2011, then the Exchange Shares will be reissued to Messrs. Rozsnyay and Kun; however on December 21, 2011 the Company and Messrs. Rozsnyay and Kun entered into Amendment Number 1 (the “Exchange Agreement Amendment”) to the Exchange Agreement extending the closing date for one additional sixty (60) day period until February 10, 2012.  A copy of the Exchange Agreement  Amendment is attached to this Information Statement as Exhibit C.

On October 26, 2011 the Company’s Board of Directors and the holders of a majority of the Company’s issued and outstanding shares of common stock, authorized the creation of a new class of two million (2,000,000) Series A Preferred shares (the “Series A Preferred”) having the characteristics described in the within Information Statement through filing the Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.  The Amendment will be filed with the Delaware Secretary of State not less than twenty (20) days after the Company’s filing of a definitive information statement on Schedule 14C under the Securities Exchange Act of 1934, as amended  (the “Exchange Act”), with the Securities and Exchange Commission (the “Commission”) and the mailing of the definitive information statement  to the stockholders of the Company upon the Record Date.

The filing of the Amendment with the Delaware Secretary of State, which will implement the foregoing amendments, will not be done until a date which is at least twenty (20) days after the mailing of the definitive Information Statement. This Information Statement will be sent on or about December 29, 2011 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

This Information Statement is being furnished to you to inform you of the actions taken as required by rules and regulations of the Securities and Exchange Commission, and, in addition, to satisfy any requirements of notice under the Delaware General Corporation Law. You are urged to read this Information Statement in its entirety for a description of the actions taken by the Board of Directors and approved by the majority shareholders of the Company.

Yours truly, /s/ Viktor Rozsnyay

This Information Statement is to inform you of the actions taken by the Board of Directors of the Company and approved by the majority shareholder of the Company, on October 26, 2011 and to discuss the purposes and reasons for such actions.

PURPOSE OF

 AMENDMENT OF CERTIFICATE OF INCORPORATION

As described above, on October 26, 2011 the Company entered into the Exchange Agreement with each of Messrs. Rozsnyay and Kun under which they would surrender 24,000,000 shares of their common stock of the Company for cancellation, in exchange for the Company’s issuance to them of 2,000,000 shares of Series A Preferred stock. Although the Exchange Shares have been cancelled, the Company cannot issue the Series A Preferred shares to Messrs. Rozsnyay and Kun until the class is created and the shares are authorized under Delaware law through filing the Amendment.

In summary, the purpose of filing the Amendment as discussed below in more detail is to eliminate a certain number of outstanding shares from the Company’s public float, and to reissue those shares gradually over a period of time.

The filing of the Amendment with the Delaware Secretary of State, which will effect the foregoing amendment, will not be done until a date which is at least twenty (20) days after the mailing of the definitive Information Statement.  This Information Statement will be sent on or about December 29, 2011 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

VOTING SECURITIES

The Record Date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on October 26, 2011. The Amendment to the Certificate of Incorporation requires the affirmative vote of a simple majority of the issued and outstanding voting stock. On such date, the Company had issued and outstanding 57,970,344 shares of its Common Stock (no shares of Preferred Stock were issued or outstanding). Accordingly, on the Record Date, there were a total of 57,970,344   votes, and the Company has received a majority of such votes (34,689,900) votes, or 59.81% approving the Amendment. Pursuant to Delaware law, there are no dissenter’s or appraisal rights relating to the actions taken.

CHARACTERISTICS OF THE SERIES A PREFERRED SHARES

The characteristics of the Series A Preferred shares are as follows:

(i)

each Series A Preferred share shall have forty (40)  votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;

(ii)

at the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

(iii)

each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv)

each share of Series A Preferred shall not be entitled to any right of redemption;

(v)

each share of Series A Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi)

each holder of a Series A Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock; and

(vii)

each share of Series A Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate except in accordance with all applicable Federal and state securities laws.

INTEREST OF CERTAIN PERSONS IN MATTER BEING ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Amendment to the Certificate of Incorporation described herein which is not shared by all other shareholders  pro rata and in accordance with their respective interests, except as follows:

(i)  As of September 30, 2011, the Company had 250,000,000 shares of common stock authorized for issuance, of which 57,970,344 shares are issued and outstanding. Messrs. Viktor Rozsnyay and Daniel Kun, Jr., respectively the President, CEO and Chairman of the Board of Directors of the Company, and Vice President of the Company owned the following shares of common stock of the Company that represent the percent of voting shares of the Company common stock indicated:

Table 1

Name

Number of Shares of Common Stock

Percentage

Daniel Kun, Jr.

14,430,000

24.89%

Viktor Rozsnyay

13,909,900

23.99%

On October 26, 2011 the Company entered into an equity exchange agreement (the “Exchange Agreement”) with each of Messrs. Rozsnyay and Kun. Each Agreement is identical and provides in summary form as follows: each of Messrs. Rozsnyay and Kun will deliver twelve million (12,000,000) shares of their shares of common stock (respectively the “Rozsnyay Shares” and the “Kun Shares” and together the “Exchange Shares”) of the Company to the Company for cancellation immediately. The Exchange Agreement provides that the Exchange Shares so delivered will be returned to the treasury of the Company as unauthorized shares of common stock and will become available for subsequent issuance by the Company from time to time.

As a result of the Exchange Agreement, immediately following the return of the Exchange Shares for cancellation Messrs. Rozsnyay and Kun will own the following shares representing the following voting percentages of shares of common stock issued and outstanding as set forth below:

Table 2

Name

Number of Shares of Common Stock

Percentage1

Daniel Kun, Jr.

2,430,000

4.19%

Viktor Rozsnyay

1,909,900

3.29%

In return for the surrender of the Exchange Shares, the Company will issue and deliver two million (2,000,000) restricted shares of a new class of Series A Preferred shares (the “Series A Preferred”) which, among other characteristics, have the right to vote on an “as if” fully converted basis of 40 shares of common stock for each share of Series A Preferred. The Company’s ability to authorize and issue the Series A Preferred depends upon making certain filings under the Exchange Act with the Commission, mailing a definitive information statement to its stockholders and filing an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

Therefore, assuming the Series A Preferred shares are issued to Messrs. Rozsnyay and Kun as required by the Agreement, upon such issuance Messrs. Rozsnyay and Kun will own the following shares representing the following voting percentages of shares of common stock issued and outstanding as set forth below:

Table 3

Name

Number of Shares of Common Stock

Percentage3

Daniel Kun, Jr.

42,430,000

37.23%

Viktor Rozsnyay

41,909,900

36.77%

1 This percentage assumes the retirement of 24,000,000 shares of common stock and  is calculated against a total number of 33,970,344 issued and outstanding shares of common stock

2 This assumes voting of all 2,000,000 Series A Preferred on an “as if” fully converted basis at the rate of 40 shares of common stock for each share of Series A Preferred.

3 This is calculated against a total of 110,075,506 shares of common stock issued and outstanding for voting purposes.

The Exchange Agreement provided that if the Series A Preferred shares are not authorized, issued and delivered to Messrs. Rozsnyay and Kun within 60 days from October 26, 2011, then the Exchange Shares will be reissued to Messrs. Rozsnyay and Kun; however on December 21, 2011 the Company and Messrs. Rozsnyay and Kun entered into Amendment Number 1 (the “Exchange Agreement Amendment”) to the Exchange Agreement extending the closing date for one additional sixty (60) day period until February 10, 2012.  In such event, the respective voting percentages of Messrs. Rozsnyay and Kun will revert to those set forth in Table 1 above (assuming no other share issuances by the Company during the 60 day period).

(ii)  Each of Messrs. Rozsnyay and Kun shall also have the following rights as holders of the Series A Preferred stock:

(1)

At the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

(2)

Each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

The consideration for the issuance of the shares of Series A Preferred is the surrender of 12,000,000 shares of common stock by each of Messrs. Rozsnyay and Kun.

STOCK OWNERSHIP/PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of the Record Date by: (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all the shares shown as beneficially owned by them.

	Number of Shares as of 10/26/11	Percentage as of 10/26/11
Ildiko Rozsa 1066 Budapest, Terez Krt. 22, Hungary	625,555	1.07%
Szilvia Toth 1095 Budapest, Kalman Imre u. 22 II/6, Hungary	420,000	0.72%
Gene Guhne 585 Cross Creek Tr. Gibsonville, NC 27249	1,200,000	2.24%
Daniel Kun, Jr. 1037 Budapest, Perenyi u 16/B, Hungary	14,430,000	24.89%
Viktor Rozsnyay 2049 Diosd, Ligetszepe ut 54, Hungary	13,909,900	23.99. %

Total	30,685,455	52.91%

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The following are the changes to the Certificate of Incorporation which were recommended by the Company’s Board of Directors and approved by the shareholders having a majority in interest of the voting power:

The Company shall create a class of Series A Preferred stock having the characteristics set forth below:

The characteristics of the Series A Preferred shares are as follows:

(i)

each Series A Preferred share shall have forty (40)  votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;

(ii)

at the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further   provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

(iii)

each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv)

each share of Series A Preferred shall not be entitled to any right of redemption;

(v)

each share of Series A Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi)

each holder of a Series A Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock; and

(vii)

each share of Series A Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate   except in accordance with all applicable Federal and state securities laws.

NOTE:  The Amendment to the Certificate of Incorporation as intended to be filed with the Secretary of State of Delaware is attached hereto as  Exhibit A and made a part hereof.  Reference is hereby made to such exhibit for the specific wording of each of the foregoing provisions.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) at www.sec.gov.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our office address, 1095 Budapest, Soroksari ut 94-96, Hungary.

BY ORDER OF THE BOARD OF DIRECTORS
December 28, 2011	/s/ Viktor Rozsnyay
Chairman of the Board

Exhibit A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

POWER OF THE DREAM VENTURES, INC.

Power of the Dream Ventures, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, does hereby certify as follows:

FIRST:  That at a meeting of the Board of Directors of Power of the Dream Ventures, Inc. (the “Company”) resolutions were duly adopted setting forth a proposed amendment (the “Amendment”) of the Certificate of Incorporation of the Company, declaring said Amendment to be advisable, and directing that the Company receive a written consent executed by the holders of a majority of the issued and outstanding shares of common stock of the Company entitled to vote upon the Amendment.  The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of the Company be amended by changing the Article thereof numbered – so that as amended, said article shall be and read as follows:

FOURTH:  (a) The total number of shares of stock the Company shall have authority to issue is 260,000,000; of which 250,000,000 shall be common stock, par value $.001 per share and 10,000,000 of which shall be preferred stock $.0001 per share. Subject to the limitations prescribed by law, the board of directors of the Company is hereby authorized to issue the preferred stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors.  Subject to the powers, preferences, and rights of any series of preferred stock, having any preference or priority over, or rights superior to, the common stock shall have and possess all powers and voting and other rights pertaining to the stock of this Company and each share of common stock shall be entitled to one vote.

(b)  There is hereby created a class of two million (2,000,000) shares of Series A Preferred Stock, par value $0001 per share (the “Series A Preferred”), having the following characteristics:

(i)

each Series A Preferred share shall have forty (40)  votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;

(ii)

at the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

1

(iii)

each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv)

each share of Series A Preferred shall not be entitled to any right of redemption;

(v)

each share of Series A Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi)

each holder of a Series A Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock;

(vii)

each share of Series A Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate   except in accordance with all applicable Federal and state securities laws.

SECOND:

That thereafter pursuant to resolution of the Board of Directors of the Company, a written consent dated October 26, 2011 (the “Written Consent”) executed by the holders of a majority of the issued and outstanding shares of common stock entitled to vote on the Amendment was duly and validly executed and delivered to the Company in accordance with Section 228 of the General Corporation Law of the State of Delaware and that pursuant to the Written Consent the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD:  That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed this 2nd day of December 2011.

By: _/s/ Viktor Rozsnyay______

Authorized Officer

Title:  President & CEO_______

Name: _Viktor Rozsnyay______

Print or Type

2

Exhibit B

EQUITY EXCHANGE AGREEMENT

Equity Exchange Agreement dated as of October 24, 2011 (this “Agreement”) by and between Power of the Dream Ventures, Inc., a Delaware corporation (the “Company”), and each of Messrs. Viktor Rozsnyay (“Rozsnyay”) and Daniel Kun, Jr. (“Kun”).

RECITALS:

A.  Rozsnyay and Kun each own twelve million (12,000,000) shares of common stock, par value $.0001 per share (the “Exchange Shares”) of the “Company”).

B.  Rozsnyay and Kun desire to surrender all their respective Exchange Shares to the Company for cancellation and return to the Company’s treasury of authorized but unissued shares, in exchange for the Company’s agreement to authorize a class of Series A Preferred shares, par value $.0001 per share (the “Series A Preferred”), having the terms and conditions hereinafter set forth, and by (i) filing an amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware containing the characteristics of the Series A Preferred, together with (ii) such filings as may be required with the Securities and Exchange Commission (the “SEC”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, and (iii) upon authorization of the class of Series A Preferred delivering all such shares to Rozsnyay and Kun (the “Exchange”) upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, upon the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

1.

Terms and Conditions of the Exchange.  (a) Within three (3) business days after the execution of this Agreement, each of Rozsnyay and Kun shall deliver their respective certificates for the Exchange Shares to the Company’s transfer agent, duly endorsed for transfer to the Company and for cancellation immediately by the Company’s transfer agent.  Upon cancellation, all of the Exchange Shares shall be returned to the authorized and unissued shares of common stock of the Company. All of the Exchange Shares delivered for cancellation shall be free and clear of all liens, charges, claims, encumbrances, taxes, options and agreements of any kind.

(b) The Company represents and warrants that resolutions have  been duly and validly adopted by the Company’s board of directors (the “Board”) by unanimous written consent, and the holders of a majority of the Company’s issued and outstanding shares of common stock by majority written consent (i) authorizing the Exchange, (ii) the creation of the Series A Preferred, (iii) the filing of the Amendment, (iv) the filing of all regulatory filings under the Exchange Act and all other applicable federal and state securities laws,  and (v) the issuance of the Series A Preferred having the terms and conditions hereinafter set forth to Rozsnyay and Kun,  upon the filing of the Amendment with the Delaware Secretary of State.

1

(c)

The characteristics of the Series A Preferred are as follows:

(i) each Series A Preferred share shall have forty (40)  votes and shall vote

together with the shares of the Company’s common stock on all matters presented   to the Company shareholders for a vote;

(ii) at the option of the holder of a Series A Preferred share, each share of Series

A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable:  one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further   provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

(iii) each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution such as but not limited to warrants, options or rights, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent number in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv) each share of Series A Preferred shall not be entitled to any right of redemption;

(v) each share of Series A Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi) each holder of a Series A Preferred share shall be entitled to receive all

Company reports sent to the holders of the Company’s common stock;

(vii) each share of Series A Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate   except in accordance with all applicable Federal and state securities laws.

(d)   The Company shall promptly take all actions required and file all documents to implement the creation and authorization of the Series A Preferred shares with the SEC, the Delaware Secretary of State and any other regulatory authority.

(e)   Notwithstanding anything to the contrary in this Agreement, the Company shall issue and deliver all 2,000,000 of the Series  A Preferred shares to Messrs. Rozsnyay (1,000,000 such shares) and Kun (1,000,000 such shares) within sixty (60) days of the date of this Agreement (the “Time Period”).  If the Company does not complete the delivery of the Series A  Preferred shares within the aforesaid Time Period, then this Agreement shall terminate, and the Company shall reissue immediately all of the Exchange Shares to Messrs. Rozsnyay and Kun in the same amounts as they surrendered to the Company for cancellation under this Agreement.

(f)  All certificates for shares issued under this Agreement shall be restricted and shall bear a legend prohibiting transfer in the manner set forth in Section 2 of this Agreement.

2

2.

Representations and Warranties of Rozsnyay and Kun.

(a)

Authority.  Each of Rozsnyay and Kun has full power and authority to enter into and to perform this Agreement in accordance with its terms. The execution, delivery, and performance of this Agreement by Rozsnyay and Kun constitute valid and binding obligations of each of them enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by each of Rozsnyay and Kun will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under any indenture, lease, agreement, guaranty or other instrument or agreement, written or oral, to which each of Rozsnyay and Kun is a party or by which he or any of his properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to each of Rozsnyay and Kun.   Each of Rozsnyay and Kun is not a party to any pending litigation or other proceeding of any kind and is not aware of any claim that may affect their ability to execute and deliver this Agreement and complete the Exchange hereunder.

(c) Rozsnyay and Kun Due Diligence. Each of Rozsnyay and Kun has not relied upon any representations or warranties of the Company, and each of Rozsnyay and Kun represents that the Company has not made any such representations or warranties to them except, in both instances, as set forth in Section 3 of this Agreement.

(d)

 Investment Intent. Each of Rozsnyay and Kun is acquiring the Series A Preferred shares for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Series A Preferred shares or any portion thereof; and each of Rozsnyay and Kun has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition itself.

(e) Restricted Securities.  Each of Rozsnyay and Kun understands that the Series A Preferred shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or under applicable state securities laws. Accordingly, the Series A Preferred shares or any portion thereof may not be offered, sold, resold, delivered, pledged, hypothecated or transferred, directly or indirectly, at any time or to any other person or entity regardless of location except (i) pursuant to the terms of an applicable exemption under the Securities Act together with an opinion of counsel acceptable to the Company as to the basis of such exemption and (ii) a registration statement under the Securities Act, and, in either case, in compliance with applicable state securities laws.

(f) Legends.  Each of Rozsnyay and Kun understands and agrees that the certificates or instruments or other writings evidencing the Series A Preferred shares and the shares of common stock into which they may be converted from time to time shall bear a restrictive legend in substantially the following form:

“The shares represented by this certificate have not been and will not be registered under the Securities Act of 1933 as amended (the “Securities Act”) and applicable state securities laws. The shares represented by this certificate may not be offered, sold, resold, pledged, gifted, hypothecated, delivered or transferred at any time or to any person or entity regardless of location except (i) pursuant to the terms of an applicable exemption under the Securities Act together with an opinion of counsel acceptable to the Company as to the basis of such exemption or (ii) an effective registration statement under the Securities Act with respect to said Shares, and, in either case, in compliance with applicable state securities laws.”

3

(g)

Indemnification Covenants of each of Rozsnyay and Kun.  Each of Rozsnyay and Kun shall indemnify and hold harmless the Company from and against any and all claims, causes of action, damages, losses, injuries and costs and expenses arising out of the breach of any representation or warranty or covenant by each of Rozsnyay and Kun under this Agreement.

4. Representations and Warranties of the Company. The Seller makes the following representations and warranties to each of Rozsnyay and Kun:

(a)

Organization and Standing of the Company.  The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)

Authority for Agreement; Ownership and Exchange of the Series A Preferred Shares.   The Company’s execution, delivery, and performance of this Agreement, and the issuance and delivery of the Series A Preferred shares to each of Rozsnyay and Kun have been duly authorized by all necessary action. The Company has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligations of the Company enforceable in accordance with its terms. The Company’s execution of, and performance of the transactions contemplated by, this Agreement will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under, the Certificate of Incorporation or by-laws of the Company, or any indenture, lease, agreement, or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.  The Company is not a party to any pending litigation or other proceeding of any kind and is not aware of any claim that may affect the Company’s ability to execute and deliver this Agreement and complete the authorization and issuance of the Series A Preferred shares hereunder.

(c)

Indemnification Covenants of the Company.  The Company shall indemnify and hold harmless each of Rozsnyay and Kun from and against any and all claims, causes of action, damages, losses, injuries and costs and expenses arising out of the breach of any representation or warranty or covenant by the Company under this Agreement.

4.  Miscellaneous.

(a) Successors and Assigns.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors, and administrators of the parties hereto, but this Agreement and the rights and obligations of the parties shall not be

4

assigned by any such party without the prior written consent of all other parties hereto.

(b)

Survival of Representations and Warranties.  All agreements, representations, covenants and warranties made by any party hereto contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of one year from the Closing.

(c)

Expenses.  Each party shall pay its own costs and expenses in connection with the preparation of this Agreement and the closing of the transactions contemplated hereby.

(d)

Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, by overnight courier or mailed by the equivalent of express mail, overnight delivery, postage prepaid or by electronic transmission with confirmation of sending or by pdf scan attachment with confirmation of transmission:

If to the Buyer at 1095 Budapest,  Soroksari ut 94-96  Hungary Attn:  Viktor Rozsnyay, CEO,  Facsimile : 36-1-456-6061

 .

If  to each of Rozsnyay and Kun at 1095 Budapest,  Soroksari ut 94-96  Hungary Attn:  Viktor Rozsnyay, CEO,  Facsimile : 36-1-456-6061

Notices provided in accordance with this Section 4(d) shall be deemed delivered upon (i) personal delivery, (ii) next business days if sent by overnight delivery service or, (iii) the next business day if sent by facsimile provided (x) there is electronic confirmation of the transmission.

(e)

Entire Agreement; Integration.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, written or oral. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto (or their representatives) relating to the subject matter of this Agreement that are not fully expressed in this Agreement.

(f) Governing Law; Arbitration.  This Agreement, its substantive and procedural terms and conditions, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any applicable body of laws pertaining to conflicts of laws.  Any and all disputes arising under, out of, or related to this Agreement shall be settled using the Commercial Arbitration Rules of the American Arbitration Association in the City and State of New York, New York before one arbitrator experienced in securities law matters.  The Arbitrator shall award interest, attorneys fees and the costs and expenses of the arbitration to the prevailing party as part of any such award. Judgment upon any such award may be entered in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York.  The Company and each of Rozsnyay and Kun  agree to submit to the personal jurisdiction of the federal and state courts of the State of New York, and each hereby waives any and all objections to venue in New York County on grounds of forum non conveniens or any similar grounds.

5

(g) Counterparts; Facsimile Signature.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which may be taken together and shall constitute one agreement. This Agreement may be signed by facsimile signature which shall constitute the valid and binding signature of a party; provided, however, the parties shall thereafter exchange original signatures of this Agreement for their permanent records.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

THE SELLER:

Power of the Dream Ventures, Inc.

By:  _/S/_Viktor Rozsnyay

       Viktor Rozsnyay, CEO

s/s  Viktor Rozsnyay

      Viktor Rozsnyay

s/s Danile Kun Jr.

     Daniel Kun, Jr.

SIGNATURE PAGE TO EQUITY EXCHANGE AGREEMENT DATED AS OF OCTOBER 24, 2011 BY AND AMONG POWER OF THE DREAM VENTURES, INC.  AND EACH OF VIKTOR ROZSNYAY AND DANIEL KUN, JR.

6

Exhibit C

AMENDMENT NUMBER 1 TO EQUITY EXCHANGE AGREEMENT

Amendment Number 1 dated as of December 21, 2011 (the “Amendment”) to Equity Exchange Agreement dated as of October 26, 2011 (this “Agreement”) by and between Power of the Dream Ventures, Inc., a Delaware corporation (the “Company”), and each of Messrs. Viktor Rozsnyay (“Rozsnyay”) and Daniel Kun, Jr. (“Kun”).

RECITALS:

A.  Whereas on or about October 26, 2011 the parties to this Amendment entered into the Agreement pursuant to which Rozsnyay and Kun each agreed to surrender to the Company for cancellation twelve million (12,000,000) shares of common stock, par value $.0001 per share (the “Exchange Shares”) of the Company owned by each of them in exchange for the Company’s agreement to authorize a class of Series A Preferred shares, par value $.0001 per share (the “Series A Preferred”), having the terms and conditions set forth in the Agreement (the “Exchange”), and by (i) filing an amendment to the Certificate of Incorporation (the “Certificate Amendment”) with the Secretary of State of the State of Delaware containing the characteristics of the Series A Preferred, together with making (ii) such other filings as were described in the Agreement.

B. Whereas the Agreement provided that the Exchange would be completed by a date which was sixty (60) days from the date of the Agreement or the Agreement and the Exchange thereunder would be terminated.

C. Whereas the Company requires an additional time period within which to file and distribute the definitive Information Statement to its shareholders which is a prerequisite to the filing of the Certificate Amendment, and Rozsnyay and Kun are prepared to agree to an extension of time to complete the Exchange.

NOW, THEREFORE, upon the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

2.

Amendment to Terms and Conditions of the Exchange.

Section 1(e) of the Agreement is hereby amended such that as amended it shall read as follows:

(e)

“Notwithstanding anything to the contrary in this Agreement, the Company shall issue and deliver all 2,000,000 of the Series A Preferred shares to Messrs. Rozsnyay (1,000,000 such shares) and Kun (1,000,000 such shares) within sixty (60) days of the date of the Amendment to this Agreement; i.e., sixty (60) days from December 21, 2011 (the “Time Period”). If the Company does not complete the delivery of the Series A Preferred shares within the aforesaid Time Period as amended by this Amendment, then this Agreement shall terminate, and the Company shall reissue immediately all of the Exchange Shares to Messrs. Rozsnyay and Kun in the same amounts as they surrendered to the Company for cancellation under this Agreement.”

1

2.  Ratification.  Except as specifically amended as set forth above, the Company, Rozsnyay and Kun hereby ratify, reconfirm and readopt all other terms and conditions of the Agreement as if set forth in their entirety in this Amendment.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written to this Amendment Number 1 to the Agreement.

Power of the Dream Ventures, Inc.

By:  S/S Viktor Rozsnyay

Viktor Rozsnyay, CEO

s/s Viktor Rozsnyay

Viktor Rozsnyay

s/s Daniel Kun, Jr.

Daniel Kun, Jr.

SIGNATURE PAGE TO AMENDMENT NUMBER 1 DATED DECEMBER 21, 2011 TO EQUITY EXCHANGE AGREEMENT DATED AS OF OCTOBER 26, 2011 BY AND AMONG POWER OF THE DREAM VENTURES, INC.  AND EACH OF VIKTOR ROZSNYAY AND DANIEL KUN, JR.

2